                                                                   EXHIBIT 10.28

                                 TRUST AGREEMENT

                                     BETWEEN

                 ----------------------------------------------

                              ANALOG DEVICES, INC.

                                       AND

                        FIDELITY MANAGEMENT TRUST COMPANY

                 ----------------------------------------------

                 ANALOG DEVICES, INC. DEFERRED COMPENSATION PLAN

                                      TRUST

                           DATED AS OF OCTOBER 1, 2003

                                TABLE OF CONTENTS

SECTION                                                                                                PAGE
-------                                                                                                ----
1   DEFINITIONS....................................................................................     2

2   TRUST..........................................................................................     3
    (a) Establishment
    (b) Grantor Trust
    (c) Trust Assets
    (d) Non-Assignment
    (e) Change in Control

3   PAYMENTS TO SPONSOR............................................................................     4

4   DISBURSEMENT...................................................................................     4
    (a) Directions from Administrator
    (b) Limitations

5   INVESTMENT OF TRUST............................................................................     4
    (a) Selection of Investment Options
    (b) Available Investment Options
    (c) Investment Directions
    (d) Mutual Funds
    (e) Trustee Powers

6   RECORDKEEPING AND ADMINISTRATIVE SERVICES TO BE PERFORMED......................................     7
    (a) General
    (b) Accounts
    (c) Inspection and Audit
    (d) Effect of Plan Amendment
    (e) Returns, Reports and Information

7   COMPENSATION AND EXPENSES......................................................................     8

8   DIRECTIONS AND INDEMNIFICATION.................................................................     9
    (a) Identity of Administrator
    (b) Directions from Administrator
    (c) Directions from Participants
    (d) Indemnification
    (e) Survival

9   RESIGNATION OR REMOVAL OF TRUSTEE..............................................................    10
    (a) Resignation & Removal
    (b) Termination
    (c) Notice Period
    (d) Transition Assistance
    (e) Failure to Appoint Successor

10   SUCCESSOR TRUSTEE.............................................................................    11
    (a) Appointment
    (b) Acceptance
    (c) Corporate Action

                                TABLE OF CONTENTS
                                   (CONTINUED)

SECTION                                                                                               PAGE
-------                                                                                               ----
11   RESIGNATION, REMOVAL, AND TERMINATION NOTICES..................................................   11

12   DURATION.......................................................................................   11

13   INSOLVENCY OF SPONSOR..........................................................................   11

14   AMENDMENT OR MODIFICATION......................................................................   13

15   ELECTRONIC SERVICES ...........................................................................   13

16   CHANGE IN CONTROL..............................................................................   14
     (a)  Definition
     (b)  Notification
     (c) Duty

17   GENERAL........................................................................................   15
     (a) Performance by Trustee, its Agent or Affiliates
     (b) Entire Agreement
     (c) Waiver
     (d) Successors and Assigns
     (e) Partial Invalidity
     (f) Section Headings

18   GOVERNING LAW..................................................................................   16
     (a) Massachusetts Controls
     (b) Trust Agreement Controls

SCHEDULES

A. Recordkeeping and Administrative Services

B. Fee Schedule

C. Administrator's Authorization Letter

D. Operational Guidelines for Non-Fidelity Mutual Funds

E. Exchange Guidelines

F. Operating Procedures for Moody's Baa Benchmark Fund

G. Operating Procedures for Merrill Lynch Semiconductor HOLDRS(sw) Fund

         TRUST AGREEMENT, dated as of the first day of October 2003, between ANALOG DEVICES, INC., a Massachusetts corporation, having an office at Three Technology Way, Norwood, MA 02062 (the "Sponsor"), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the "Trustee").

                                   WITNESSETH:

         WHEREAS, the Sponsor is the sponsor of the Analog Devices, Inc. Deferred Compensation Plan (the "Plan"); and

         WHEREAS, the Sponsor wishes to establish an irrevocable trust and to contribute to the trust assets that shall be held therein, subject to the claims of Sponsor's creditors in the event of Sponsor's Insolvency, as herein defined, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plan; and

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"); and

         WHEREAS, it is the intention of the Sponsor to make contributions to the trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan; and

         WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets in trust among several investment options selected by the Sponsor; and

         WHEREAS, the Sponsor wishes to have the Trustee perform certain ministerial recordkeeping and administrative functions under the Plan; and

         WHEREAS, the Sponsor (the "Administrator") is the administrator of the Plan; and

         WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan if the services are purely ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

SECTION 1. DEFINITIONS. The following terms as used in this Trust Agreement have the meaning indicated unless the context clearly requires otherwise:

(a) "Administrator" shall mean, with respect to the Plan, the person or entity which is the "administrator" of such Plan.

(b) "Agreement" shall mean this Trust Agreement, as the same may be amended and in effect from time to time.

(c) "Code" shall mean the Internal Revenue Code of 1986, as it has been or may be amended from time to time.

(d) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it has been or may be amended from time to time.

(e) "Fidelity Mutual Fund" shall mean any investment company advised by Fidelity Management & Research Company or any of its affiliates.

(f) "Mutual Fund" shall refer both to Fidelity Mutual Funds and Non-Fidelity Mutual Funds.

(g) "Non-Fidelity Mutual Fund" shall mean certain investment companies not advised by Fidelity Management & Research Company or any of its affiliates.

(h) "Participant" shall mean, with respect to the Plan, any employee (or former employee) with an account under the Plan, which has not yet been fully distributed and/or forfeited, and shall include the beneficiary(ies) with respect to the account of any deceased employee (or deceased former employee) until such account has been fully distributed and/or forfeited.

(i) "Participant Recordkeeping Reconciliation Period" shall mean the period beginning on the date of the initial transfer of assets to the Trust and ending on the date of the completion of the reconciliation of Participant records.

(j)      "Plan" shall mean the Analog Devices, Inc. Deferred Compensation Plan.

(k) "Plan Administration Manual" shall mean the document which sets forth the administrative and recordkeeping duties and procedures to be followed by the Trustee in administering the Plan, as such document may be amended and in effect from time to time.

(l) "Reporting Date" shall mean the last day of each fiscal quarter, the date as of which the Trustee resigns or is removed pursuant to Section 9 hereof and the date as of which this Agreement terminates pursuant to
         Section 11 hereof.

(m) "Sponsor" shall mean Analog Devices, Inc., a Massachusetts corporation, or any successor to all or substantially all of its businesses which, by agreement, operation of law or otherwise, assumes the responsibility of the Sponsor under this Agreement.

(n) "Trust" shall mean the Analog Devices, Inc. Deferred Compensation Plan Trust, being the trust established by the Sponsor and the Trustee pursuant to the provisions of this Agreement.

(o) "Trustee" shall mean Fidelity Management Trust Company, a Massachusetts trust company and any successor to all or substantially all of its trust business. The term Trustee shall also include any successor trustee appointed pursuant to this agreement to the extent such successor agrees to serve as Trustee under this Agreement.

SECTION 2. TRUST.

                  (a) Establishment. The Sponsor hereby establishes the Trust, with the Trustee. The Trust hereby established shall be irrevocable. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from a previous trustee under the Plan, such additional sums of money as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.

                  (b) Grantor Trust. The Trust is intended to be a grantor trust, of which the Sponsor is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

                  (c) Trust Assets. The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Sponsor and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Sponsor. Any assets held by the Trust will be subject to the claims of the Sponsor's general creditors under federal and state law in the event of Insolvency, as defined in Section 13(a).

                  (d) Non-Assignment. Benefit payments to Participants and their beneficiaries funded under this Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process.

                  (e) Change in Control. Upon a Change in Control, the Sponsor shall, as soon as possible, but in no event longer than thirty (30) days following the Change in Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Participant the benefits to which Participants would be entitled pursuant to the terms of the Plan as of the date on which the Change in

Control occurred. The Sponsor shall also provide additional funding in such amounts as are reasonably estimated to cover any expenses of the Trust for five
(5) years after such Change in Control.

SECTION 3. PAYMENTS TO SPONSOR. Except as provided under Section 13, the Sponsor shall have no right to retain or divert to others any of the Trust assets before all payment of benefits have been made to the Participants and their beneficiaries pursuant to the terms of the Plan.

SECTION 4. DISBURSEMENTS.

                  (a) Directions from Administrator. The Trustee shall disburse monies to the Sponsor for benefit payments in the amounts that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain whether the Administrator's direction complies with the terms of the Plan or any applicable law. Notwithstanding any other agreements between the Sponsor and any affiliates of the Trustee as documented in the Plan Administration Manual, the Trustee shall not be responsible for: (i) making benefit payments to Participants under the Plan, (ii) any Federal, State or local income tax reporting or withholding with respect to such Plan benefits, and (iii) FICA (Social Security and Medicare) or any Federal or State unemployment tax with respect to Plan distributions.

                  (b) Limitations. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall not be required to make any disbursement in cash unless the Administrator has provided a written direction as to the assets to be converted to cash for the purpose of making the disbursement.

SECTION 5. INVESTMENT OF TRUST.

                  (a) Selection of Investment Options. The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

                  (b) Available Investment Options. The Sponsor shall direct the Trustee as to what investment options the Trust shall be invested in (i) during the Participant Recordkeeping Reconciliation Period, and (ii) following the Participant Recordkeeping Reconciliation Period, subject to the following limitations. The Sponsor may determine to offer as investment options to Participants only (i) Mutual Funds and (ii) Benchmark Funds identified on Schedule "A" attached hereto; provided, however, that the Trustee shall not be considered a fiduciary with investment discretion. The Trust shall be invested in Mutual Funds or other registered securities as directed by the Sponsor, however, the Trustee shall not be considered a fiduciary with investment discretion. The Sponsor may add or remove investment options with the consent of the Trustee and upon mutual amendment of this Agreement and the Schedules thereto to reflect such additions.

                  (c) Investment Directions. In order to provide for an accumulation of assets comparable to the contractual liabilities accruing under the Plan, the Sponsor may direct the Trustee in writing to invest the assets held in the Trust to correspond to the hypothetical investments made for Participants under the Plan. Such directions may be made by Participants by use of a Participant service representative, the Voice Response System ("VRS"), the internet or such other electronic means as may be agreed upon from time to time by the Sponsor and the Trustee, maintained for such purposes by the Trustee or its agents, in accordance with Schedule "E." In the event that the Trustee fails to receive a proper direction from the Sponsor or from Participants regarding investments for Participant deferrals, the deferrals shall be invested in the Moody's Baa Index until the Trustee receives a proper direction. However for assets in the TIP Restoration source, in the event that the Trustee fails to receive a proper direction from the Sponsor or from Participants, regarding investments for Participant deferrals, the deferrals shall be invested in the Fidelity Money Market Trust: Retirement Money Market Portfolio until the Trustee receives a proper direction. All assets received into the Trust for which no direction has been received by the Trustee shall be invested in Fidelity Institutional Money Market: Portfolio Class I.

                  The Sponsor's designation of available investment options under paragraphs (a) and (b) above, the maintenance of accounts for each Participant and the crediting of investments to such accounts, the giving of investment directions by Participants under this paragraph (c), and the exercise by Participants of any other powers relating to investments under this Section 5 are solely for the purpose of providing a mechanism for measuring the obligation of the Sponsor to any particular Participant under the applicable Plan. As provided in Section 2(c) above, no Participant or beneficiary will have any preferential claim to or beneficial ownership interest in any asset or investment, and the rights of any Participant and his or her beneficiaries under the applicable Plan and this Agreement are solely those of an unsecured general creditor of the Sponsor with respect to the benefits of the Participant under the Plan.

                  (d) Mutual Funds. On the effective date of this Agreement, in lieu of receiving a printed copy of the prospectus for each Fidelity Mutual Fund selected by the Sponsor as a Plan investment option or short-term investment fund, the Sponsor hereby consents to receiving such documents electronically. The Sponsor shall access each prospectus on the internet after receiving notice from the Trustee that a current version is available online at a website maintained by the Trustee or its affiliate. Trustee represents that on the effective date of this Agreement, a current version of each such prospectus is available at https://www.fidelity.com or such successor website as Trustee may notify the Sponsor of in writing from time to time. Named Fiduciary represents that it has accessed/will access each such prospectus at https://www.fidelity.com or such successor website as Trustee may notify the Sponsor of in writing from time to time as of the effective date of this Agreement. Trust investments in Mutual Funds shall be subject to the following limitations:

                           (i) Execution of Purchases and Sales. Purchases and
sales of Fidelity Mutual Funds (other than for Exchanges) for both Participant activity and those necessary for assetizing the Trust shall be made on the date on which the Trustee receives from the Sponsor in good order all information and documentation necessary to accurately effect such purchases and sales (or in the case of a purchase, the subsequent date on which the Trustee has received a wire transfer of funds necessary to make such purchase). Transactions involving Mutual Funds not advised by Fidelity Management & Research Company shall be executed in accordance with the operating procedures set forth in Schedule "D" attached hereto. Exchanges of Mutual Funds shall be done in accordance with Schedule "E" attached hereto.

                           (ii) Voting. At the time of mailing of notice of each
annual or special stockholders' meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to the Sponsor for the shares of the Mutual Fund held in the Trust together with a voting direction form for return to the Trustee or its designee. The Sponsor shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares held in the Trust. The Trustee shall vote the shares held in the Trust in the same manner as directed by the Sponsor under the Plan. The Trustee shall not vote shares for which it has received no corresponding directions from the Sponsor. With respect to all rights other than the right to vote, the Trustee shall follow the directions of the Sponsor. The Trustee shall have no duty to solicit directions from the Sponsor.

                  (e) Trustee Powers. The Trustee shall have the following powers and authority:

                           (i) Subject to paragraphs (b), (c) and (d) of this
Section 5, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

                           (ii) To cause any securities or other property held
as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

                           (iii) To keep that portion of the Trust in cash or
cash balances as the Sponsor or Administrator may, from time to time, deem to be in the best interest of the Trust.

                           (iv) To make, execute, acknowledge, and deliver any
and all documents of transfer or conveyance and to carry out the powers herein granted.

                           (v) With the prior consent of the Sponsor, to settle,
compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.

                           (vi) With the prior consent of the Sponsor, to employ
legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

                           (vii) With notice to the Sponsor, to do all other
acts although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

                  Trustee will file an annual fiduciary return to the extent required by law.

SECTION 6. RECORDKEEPING AND ADMINISTRATIVE SERVICES TO BE PERFORMED.

                  (a) General. The Trustee shall perform those recordkeeping and administrative functions described in Schedule "A" attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Administrator's written directions regarding the Plan's provisions, guidelines and interpretations.

                  (b) Accounts. The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of the last day of each fiscal quarter of the Plan and, if not on the last day of a fiscal quarter, the date on which the Trustee resigns or is removed as provided in Section 9 of this Agreement or is terminated as provided in Section 11. Within three (3) Business Days following each Reporting Date the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under applicable law, upon the expiration of six (6) months from the date of filing such account with the Administrator, the

Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which the Sponsor shall within such six (6) month period file with the Trustee written objections.

                  (c) Inspection and Audit. All records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee's regular business hours prior to the termination of this Agreement, by the Administrator or any person designated by the Administrator. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Administrator, at no expense to the Sponsor, in the format regularly provided to the Administrator, a statement of each Participant's accounts as of the resignation, removal, or termination, and the Trustee shall provide to the Administrator or the Plan's new recordkeeper such further records as are reasonable, at the Sponsor's expense.

                  (d) Effect of Plan Amendment. The Trustee's provision of the recordkeeping and administrative services set forth in this Section 6 shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment's adoption, and on the Administrator providing the Trustee on a timely basis with all the information the Administrator deems necessary for the Trustee to perform the recordkeeping and administrative services and such other information as the Trustee may reasonably request.

                  (e) Returns, Reports and Information. The Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law, except for Form 1041 which shall be prepared by the Trustee. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Administrator shall also be responsible for making any disclosures to Participants required by law.

SECTION 7. COMPENSATION AND EXPENSES. Sponsor shall pay to Trustee, within thirty (30) days of receipt of the Trustee's bill, the fees for services in accordance with Schedule "B". All fees for services are specifically outlined in Schedule "B" and are based on any assumptions identified therein. However, in the event that the Plan characteristics referenced in the assumptions outlined in Schedule "B" change significantly by either falling below or exceeding current or projected levels, such fees shall be subject to revision. To reflect increased operating costs, Trustee may once each calendar year, amend Schedule "B" without the Sponsor's consent upon ninety (90) days prior notice to the Sponsor.

SECTION 8. DIRECTIONS AND INDEMNIFICATION.

                  (a) Identity of Administrator. The Trustee shall be fully protected in relying on the fact that the Administrator under the Plan is the individual or persons named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.

                  (b) Directions from Administrator. Whenever the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Administrator in the form attached hereto as Schedule "C", provided the Trustee reasonably believes the signature of the individual to be genuine. Such direction may be made via electronic data transfer ("EDT") in accordance with procedures agreed to by the Administrator and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Administrator. The Trustee shall have no responsibility to ascertain any direction's (i) accuracy, (ii) compliance with the terms of the Plan or any applicable law, or (iii) effect for tax purposes or otherwise.

                  (c) Directions from Participants. The Trustee shall not be liable for any loss which arises from any Participant's exercise or non-exercise of rights under Section 5 over the assets in the Participant's accounts.

                  (d) Indemnification. The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, etc., arising solely from the Trustee's negligence or bad faith.

         The Trustee shall indemnify the Sponsor against, and hold the Sponsor harmless from, any and all loss, damage, penalty, liability, cost and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Sponsor by reason of any claim, regulatory proceeding, or litigation arising from Trustee's negligence or bad faith.

                  (e) Survival. The provisions of this Section 8 shall survive the termination of this Agreement.

SECTION 9. RESIGNATION OR REMOVAL OF TRUSTEE AND TERMINATION.

                  (a) Resignation and Removal. The Trustee may resign at any time in accordance with the notice provisions set forth below. The Sponsor may remove the Trustee at any time in accordance with the notice provisions set forth below. However, upon a Change in Control, the Trustee may not be removed by the Sponsor for five (5) years after such Change in Control.

                  (b) Termination. This Agreement may be terminated in full, or with respect to only a portion of the Plan (i.e., a "partial deconversion") at any time by the Sponsor upon prior written notice to the Trustee in accordance with the notice provisions set forth below.

                  (c) Notice Period. In the event either party desires to terminate this Agreement or any Services hereunder, the party shall provide at least sixty (60) days prior written notice of the termination date to the other party; provided, however, that the receiving party may agree, in writing, to a shorter notice period.

                  (d) Transition Assistance. In the event of termination of this Agreement, if requested by Sponsor, Fidelity shall assist Sponsor in developing a plan for the orderly transition of the Plan data, cash and assets then constituting the Trust and services provided by Fidelity hereunder to Sponsor or its designee. Fidelity shall provide such assistance for a period not extending beyond sixty (60) days from the termination date of this Agreement. Fidelity shall provide to Sponsor, or to any person designated by Sponsor, at a mutually agreeable time, one file of the Plan data prepared and maintained by Fidelity in the ordinary course of business, in Fidelity's format. Fidelity may provide other or additional transition assistance as mutually determined for additional fees, which shall be due and payable by the Sponsor prior to any termination of this Agreement.

                  (e) Failure to Appoint Successor. If, by the termination date, the Sponsor has not notified the Trustee in writing as to the individual or entity to which the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.

SECTION 10. SUCCESSOR TRUSTEE.

                  (a) Appointment. If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this

Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

                  (b) Acceptance. When the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

                  (c) Corporate Action. Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

SECTION 11. RESIGNATION, REMOVAL, AND TERMINATION NOTICES. All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Assistant Treasurer, Three Technology Way, Norwood, MA 02062, and to the Trustee c/o FESCo Business Compliance, Contracts Administration, 82 Devonshire Street, MM3H, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

SECTION 12. DURATION. This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

SECTION 13. INSOLVENCY OF SPONSOR.

                  (a) Trustee shall cease disbursement of funds for payment of benefits to Participants and their beneficiaries if the Sponsor is Insolvent. Sponsor shall be considered "Insolvent" for purposes of this Trust Agreement if
(i) Sponsor is unable to pay its debts as they become due, or (ii) Sponsor is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

                  (b) All times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Sponsor under federal and state law as set forth below.

                           (i) The Board of Directors and the Chief Executive
Officer of the Sponsor shall have the duty to inform Trustee in writing of Sponsor's Insolvency. If a person claiming to be a creditor of the

Sponsor alleges in writing to Trustee that Sponsor has become Insolvent, Trustee shall determine whether Sponsor is Insolvent and, pending such determination, Trustee shall discontinue disbursements for payment of benefits to Participants or their beneficiaries.

                           (ii) Unless Trustee has actual knowledge of Sponsor's
Insolvency, or has received notice from Sponsor or a person claiming to be a creditor alleging that Sponsor is Insolvent, Trustee shall have no duty to inquire whether Sponsor is Insolvent. Trustee may in all events rely on such evidence concerning Sponsor's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Sponsor's solvency.

                           (iii) If at any time Trustee has determined that
Sponsor is Insolvent, Trustee shall discontinue disbursements for payments to Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Sponsor's general creditors. Nothing in this Agreement shall in any way diminish any rights of Plan Participants or their beneficiaries to pursue their rights as general creditors of Sponsor with respect to benefits due under the Plan or otherwise.

                           (iv) Trustee shall resume disbursement for the
payment of benefits to Participants or their beneficiaries in accordance with
Section 4 of this Agreement only after Trustee has determined that Sponsor is not Insolvent (or is no longer Insolvent).

                  (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to (a) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by Sponsor in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 14. AMENDMENT OR MODIFICATION. This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee.

SECTION 15. ELECTRONIC SERVICES.

                  (a) The Trustee may provide communications and services ("Electronic Services") and/or software products ("Electronic Products") via electronic media, including, but not limited to Fidelity Plan Sponsor WebStation. The Sponsor and its agents agree to use such Electronic Services and Electronic Products only in the course of reasonable administration of or participation in the Plan and to keep confidential and not publish, copy, broadcast, retransmit, reproduce, commercially exploit or otherwise redisseminate the Electronic Products or Electronic Services or any portion thereof without the Trustee's written consent, except, in cases where Trustee has specifically notified the Sponsor that the Electronic Products or Services are suitable for delivery to Sponsor's Participants, for non-commercial personal use by Participants or beneficiaries with respect to their participation in the plan or for their other retirement planning purposes.

                  (b) The Sponsor shall be responsible for installing and maintaining all Electronic Products, (including any programming required to accomplish the installation) and for displaying any and all content associated with Electronic Services on its computer network and/or Intranet so that such content will appear exactly as it appears when delivered to Sponsor. All Electronic Products and Services shall be clearly identified as originating from the Trustee or its affiliate. The Sponsor shall promptly remove Electronic Products or Services from its computer network and/or Intranet, or replace the Electronic Products or Services with updated products or services provided by the Trustee, upon written notification (including written notification via facsimile) by the Trustee.

                  (c) All Electronic Products shall be provided to the Sponsor without any express or implied legal warranties or acceptance of legal liability by the Trustee, and all Electronic Services shall be provided to the Sponsor without acceptance of legal liability related to or arising out of the electronic nature of the delivery or provision of such Services. Except as otherwise stated in this Agreement, no rights are conveyed to any property, intellectual or tangible, associated with the contents of the Electronic Products or Services and related material. The Trustee hereby grants to the Sponsor a non-exclusive, non-transferable revocable right and license to use the Electronic Products and Services in accordance with the terms and conditions of this Agreement.

                  (d) To the extent that any Electronic Products or Services utilize Internet services to transport data or communications, the Trustee will take, and Sponsor agrees to follow, reasonable security precautions, however, except as provided in Section 8(d), the Trustee disclaims any liability for interception of any such data or communications. The Trustee reserves the right not to accept data or communications transmitted via electronic media by the Sponsor or a third party if it determines that the media does not provide adequate data security, or if it is not administratively feasible for the Trustee to use the data security provided. The Trustee shall not be responsible for, and makes no warranties regarding access, speed or availability of Internet or network services, or any other service required for electronic communication. The Trustee shall not be responsible for any loss or damage related to or resulting from any changes or modifications to the Electronic Products or Services after delivering it to the Sponsor.

SECTION 16. CHANGE IN CONTROL.

                  (a) Definition. A "Change in Control" shall occur or be deemed to have occurred only if any of the following events occur: (i) any "person" as such term is used in
Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Sponsor, any trustee or other fiduciary holding securities under an employee benefit plan of the Sponsor, or any corporation owned directed or indirectly by the stockholders of the Sponsor in substantially the same proportion as their ownership of stock of the Sponsor) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Sponsor representing 30% or more of the combined voting power of the Sponsor's then outstanding securities; (ii) individuals who, as the date hereof, constitute the Board of Directors (as of the effective date of this Agreement, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by the Sponsor's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Sponsor, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or (iii) the stockholders of the Sponsor approve a merger or a consolidation of the Sponsor with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Sponsor outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Sponsor or such surviving entity outstanding immediately after such merger or consolidation or (B) as merger or consolidation effected to implement a recapitalization of the Sponsor, (or similar transaction) in which no "person" (as herein above defined) acquires more than 50% of the combined voting power of the Sponsor's then outstanding securities; or (iv) the stockholders of the Sponsor approve a plan of complete liquidation of the Sponsor or an agreement for the sale or disposition by the Sponsor of all or substantially all of the Sponsor's assets.

                  (b) Notification. The Sponsor shall notify the Trustee when a Change in Control has occurred. The Trustee shall have no responsibility in determining whether said Change in Control has in fact occurred.

                  (c) Duty. The Trustee shall have no additional responsibility under this Agreement as result of a Change in Control.

SECTION 17. GENERAL.

                  (a) Performance by Trustee, its Agents or Affiliates. The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, including Fidelity Investments Institutional Operations Company, Inc. or its successor, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.

                  (b) Entire Agreement. This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

                  (c) Waiver. No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

                  (d) Successors and Assigns. The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

                  (e) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  (f) Section Headings. The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

SECTION 18. GOVERNING LAW.

                  (a) Massachusetts Law Controls. This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under Section 514 of ERISA.

                  (b) Trust Agreement Controls. The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ANALOG DEVICES, INC.                       FIDELITY MANAGEMENT TRUST
                                           COMPANY

By: ________________________________       By:  ________________________________
                                                   FMTC Authorized Signatory
Name: ______________________________       Name:  ______________________________

Title: _____________________________       Date:  ______________________________

Date: ______________________________

                                  SCHEDULE "A"

                    RECORDKEEPING AND ADMINISTRATIVE SERVICES

* The Trustee will provide only the recordkeeping and administrative services set forth on this Schedule "A" and as documented in the Plan Administration Manual and no others.

Administration

* Establishment and maintenance of Participant account and election percentages, including distribution elections and beneficiary designations.

*    Maintenance of the following Plan investment options:

         -    Fidelity Growth & Income Portfolio

         -    Fidelity Magellan(R) Fund

         -    Fidelity Equity-Income Fund

         -    Fidelity Growth Company Fund

         -    Fidelity Low-Priced Stock Fund

         -    Fidelity U.S. Bond Index Fund

         -    Fidelity Spartan(R) U.S. Equity Index Fund

         -    Fidelity Mid-Cap Stock Fund

         -    Fidelity OTC Portfolio

         -    Fidelity Money Market Trust: Retirement Money Market Portfolio

         -    Ariel Appreciation Fund - Investor Class

         - Merrill Lynch Semiconductor Holder Fund (priced in accordance with Schedule "G")

         -    Templeton Foreign Fund - Class A

         -    Moody's Baa Index (priced in accordance with Schedule "F")

*    Maintenance of the following money classifications:

         -    Salary

         -    Company Match

         -    Stock Option Deferral

         -    Director Fees

         -    Bonus

         -    TIP Restoration DCP

         -    TIP Restoration

         -    Restricted Stock Option

Processing

*    Processing of mutual fund trades.

* Maintain and process changes to Participants' prospective investment mix elections.

*    Process exchanges between investment options on a daily basis.

* Provide processing consolidated payroll contribution data via a consolidated magnetic tape.

* Provide reconciliation and processing of Participant withdrawal requests as approved and directed by the Sponsor. All withdrawal requests will be based on the current market values of the Participants' accounts, not advances or estimated values. The "current market value" of a Participant's account shall be the account value on the business day that direction is received from the Sponsor in good order by the Trustee, if such direction is confirmed before 4:00 p.m. (E.T.). If direction from the Sponsor is confirmed by the Trustee after 4:00 p.m. (E.T.) on a business day, then the current market value of a Participant's account shall be the account value on the next business day.

Other

* Prepare, reconcile and deliver a monthly Trial Balance Report presenting all money classes and investments. This report is based on the market value as of the last business day of the month.

* Prepare and mail to the Participant, a confirmation of the transactions exchanges and changes to investment mix elections) within five (5) business days of the Participants instructions.

* Provide access to Plan Sponsor Webstation (PSW). PSW is a graphical, Windows-based application that provides current plan and Participant-level information, including indicative data, account balances, activity and history.

* Prepare employee communications describing available investment options, including multimedia informational materials and group presentations, including communications for annual open enrollment and second half bonus enrollment.

ANALOG DEVICES, INC.                        FIDELITY MANAGEMENT TRUST
                                            COMPANY

By:  __________________________             By: ________________________________
                           Date                 FMTC Authorized Signatory   Date

                                  SCHEDULE "B"

                                  FEE SCHEDULE

Annual Recordkeeping and Trustee Fees:      Fee Waived.

Non-Fidelity Mutual Funds:                  Fees paid directly to Fidelity
                                            Investments Institutional Operations
                                            Company, Inc. ("FIIOC") or its
                                            affiliates by Non-Fidelity Mutual
                                            Fund vendors shall be posted and
                                            updated quarterly on Plan Sponsor
                                            Webstation at
                                            https://psw.fidelity.com or a
                                            successor site.

Other Fees:                                 Separate charges for extraordinary
                                            expenses resulting from large
                                            numbers of simultaneous manual
                                            transactions, from errors not caused
                                            by Fidelity, reports not
                                            contemplated in this Agreement,
                                            corporate actions, or the provision
                                            of communications materials in hard
                                            copy which are also accessible to
                                            Participants via electronic services
                                            in the event that the provision of
                                            such material in hard copy would
                                            result in an additional expense
                                            deemed to be material.

                                            Fees for corporate actions will be
                                            negotiated separately based on the
                                            characteristics of the project as
                                            well as the overall relationship at
                                            the time of the project.

ANALOG DEVICES, INC.                   FIDELITY MANAGEMENT TRUST
                                       COMPANY

By: _______________________            By: _________________________________
                       Date                FMTC Authorized Signatory   Date

                                  SCHEDULE "C"

                          [ADMINISTRATOR'S LETTERHEAD]

Ms. Rebecca Hays
FESCo Business Compliance
Contracts Administration
82 Devonshire Street, MM3H
Boston, Massachusetts  02109

                                 [NAME OF PLAN]

         *** NOTE: THIS SCHEDULE SHOULD CONTAIN NAMES AND SIGNATURES FOR ALL INDIVIDUALS WHO WILL BE PROVIDING DIRECTIONS TO FIDELITY
         REPRESENTATIVES IN CONNECTION WITH THE PLAN.

         FIDELITY REPRESENTATIVES WILL BE UNABLE TO ACCEPT DIRECTIONS FROM ANY INDIVIDUAL WHOSE NAME DOES NOT APPEAR ON THIS SCHEDULE.***

Dear Ms. Hays:

         This letter is sent to you in accordance with Section 8(b) of the Trust Agreement, dated as of [date], between [name of Plan Sponsor] and Fidelity Management Trust Company. [I or We] hereby designate [name of individual], [name of individual], and [name of individual], as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

         You may rely upon each designation and certification set forth in this letter until [I or we] deliver to you written notice of the termination of authority of a designated individual.

                                                              Very truly yours,

                                                              [ADMINISTRATOR]

                                                              By

[signature of designated individual]
[name of designated individual]

[signature of designated individual]
[name of designated individual]

[signature of designated individual]
[name of designated individual]

                                  SCHEDULE "D"

              OPERATIONAL GUIDELINES FOR NON-FIDELITY MUTUAL FUNDS

Pricing

By 7:00 p.m. Eastern Time ("ET") each Business Day, the Non-Fidelity Mutual Fund Vendor ("Fund Vendor") will input the following information ("Price Information") into the Fidelity Participant Recordkeeping System ("FPRS") via the remote access price screen that Fidelity Investments Institutional Operations Company, Inc. ("FIIOC"), an affiliate of the Trustee, has provided to the Fund Vendor: (1) the net asset value for each Fund at the Close of Trading,
(2) the change in each Fund's net asset value from the Close of Trading on the prior Business Day, and (3) in the case of an income fund or funds, the daily accrual for interest rate factor ("mil rate"). FIIOC must receive Price Information each Business Day (a "Business Day" is any day the New York Stock Exchange is open). If on any Business Day the Fund Vendor does not provide such Price Information to FIIOC, FIIOC shall pend all associated transaction activity in the Fidelity Participant Recordkeeping System ("FPRS") until the relevant Price Information is made available by Fund Vendor.

Trade Activity and Wire Transfers

By 7:00 a.m. ET each Business Day following Trade Date ("Trade Date Plus One"), FIIOC will provide, via facsimile, to the Fund Vendor a consolidated report of net purchase or net redemption activity that occurred in each of the Funds up to 4:00 p.m. ET on the prior Business Day. The report will reflect the dollar amount of assets and shares to be invested or withdrawn for each Fund. FIIOC will transmit this report to the Fund Vendor each Business Day, regardless of processing activity. In the event that data contained in the 7:00 a.m. ET facsimile transmission represents estimated trade activity, FIIOC shall provide a final facsimile to the Fund Vendor by no later than 9:00 a.m. ET. Any resulting adjustments shall be processed by the Fund Vendor at the net asset value for the prior Business Day.

The Fund Vendor shall send via regular mail to FIIOC transaction confirms for all daily activity in each of the Funds. The Fund Vendor shall also send via regular mail to FIIOC, but no later than the fifth Business Day following calendar month close, a monthly statement for each Fund. FIIOC agrees to notify the Fund Vendor of any balance discrepancies within twenty (20) Business Days of receipt of the monthly statement.

For purposes of wire transfers, FIIOC shall transmit a daily wire for aggregate purchase activity and the Fund Vendor shall transmit a daily wire for aggregate redemption activity, in each case including all activity across all Funds occurring on the same day.

Prospectus Delivery

FIIOC shall be responsible for the timely delivery of Fund prospectuses and periodic Fund reports ("Required Materials") to Participants, and shall retain the services of a third-party vendor to handle such mailings. The Fund Vendor shall be responsible for all materials and production costs, and hereby agrees to provide the Required Materials to the third-party vendor selected by FIIOC. The Fund Vendor shall bear the costs of mailing annual Fund reports to Participants. FIIOC shall bear the costs of mailing prospectuses to Participants.

Proxies

The Fund Vendor shall be responsible for all costs associated with the production of proxy materials. FIIOC shall retain the services of a third-party vendor to handle proxy solicitation mailings and vote tabulation. Expenses associated with such services shall be billed directly the Fund Vendor by the third-party vendor.

Participant Communications

The Fund Vendor shall provide internally prepared fund descriptive information approved by the Funds' legal counsel for use by FIIOC in its written Participant communication materials. FIIOC shall utilize historical performance data obtained from third-party vendors (currently Morningstar, Inc., FACTSET Research Systems and Lipper Analytical Services) in telephone conversations with plan Participants and in quarterly Participant statements. The Sponsor hereby consents to FIIOC's use of such materials and acknowledges that FIIOC is not responsible for the accuracy of third-party information. FIIOC shall seek the approval of the Fund Vendor prior to retaining any other third-party vendor to render such data or materials under this Agreement.

Compensation

FIIOC shall be entitled to fees as set forth in a separate agreement with the Fund Vendor.

                                  SCHEDULE "E"

                               EXCHANGE GUIDELINES

The following exchange procedures are currently employed by Fidelity Investments Institutional Operations Company, Inc. ("FIIOC").

Exchange hours, via a Fidelity Participant service representative, are 8:30 a.m.
(ET) to 12:00 midnight (ET) on each Business Day. A "Business Day" is any day on which the New York Stock Exchange (NYSE) is open.

Exchanges via the internet may be made virtually 24 hours a day.

Exchanges via VRS may be made virtually 24 hours a day.

FIIOC reserves the right to change these Exchange Guidelines at its discretion.

Note: The NYSE's normal closing time is 4:00 p.m. (ET); in the event the NYSE alters its closing time, all references below to 4:00 p.m. (ET) shall mean the NYSE closing time as altered.

                               INVESTMENT OPTIONS

EXCHANGES BETWEEN INVESTMENT OPTIONS

In accordance with this Agreement, the Sponsor may direct that Participants contact Fidelity on any day to exchange between investment options. If the request is confirmed before the close of the market (generally, 4:00 p.m. ET) on a Business Day, it will receive that day's trade date. Requests confirmed after the close of the market on a Business Day (or on any day other than a Business
Day) will be processed on a next day basis.

EXCHANGE RESTRICTIONS

Exchanges into the Moody's Baa Index are not permitted for assets held in the TIP Restoration source.

ANALOG DEVICES, INC.

By _________________________________________
                                   Date

                                  SCHEDULE "F"
              OPERATING PROCEDURES FOR THE MOODY'S BAA INDEX IN THE
                 ANALOG DEVICES, INC. DEFERRED COMPENSATION PLAN

THESE PROCEDURES, dated as of October 1, 2003, are among Analog Devices, Inc. (the "Sponsor"), and FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC. ("FIIOC").

FIIOC shall provide the recordkeeping services set forth in these Operating Procedures for the Cash Account ("the Fund").

SECTION 1. DEFINITIONS.

(a) "Business Day" shall mean any day the New York Stock Exchange ("NYSE") is open for business.

(b) "Initial Fund Pricing Date" shall mean October 1, 2003, whereby the Sponsor shall provide a letter to FIIOC detailing the daily mil rate for the Funds that shall be in effect for the upcoming annual period.

(c) "Fund Pricing Date" shall mean the first calendar day of each year, beginning in January 2004, whereby the Sponsor shall provide a letter to FIIOC detailing the daily mil rate for the Fund that shall be in effect for the upcoming annual period. The aforementioned letter shall be provided by the Sponsor to FIIOC no later than five (5) Business Days prior to any Fund Pricing Date.

SECTION 2. FUND PRICING.

FIIOC shall maintain a fixed unit value price of $1.00 for the Funds.

(a) A daily mil rate for the Fund shall be calculated by the Sponsor and communicated to FIIOC via facsimile on the Sponsor's letterhead to (859) 491-9167 (primary) or (859) 291-6196 (back-up) no later than five (5) Business Days prior to any Funds Pricing Date. The original letter shall be sent to FIIOC as soon as practicable thereafter.

(b) FIIOC shall use the daily mil rates as calculated and provided by the Sponsor, unless instructed otherwise by the Sponsor, in order to distribute unfunded accrued income monthly to participants. In the event of a change in the interest rate or daily mil rates prior to the end of any calendar year, the Sponsor shall notify FIIOC via FIIOC's electronic spreadsheet as soon as practicable and preferably at least five (5) Business Days prior to any such change.

(c) The Sponsor agrees to compensate FIIOC for the cost of any adjustments made to participant accounts due to the Sponsor's failure to provide the correct annual simple interest rate or failure to provide the annual simple interest rate in a timely manner to FIIOC for any Funds Pricing Date.

SECTION 3. INCOME ALLOCATION.

FIIOC shall reinvest unfunded accrued income on the last calendar day of each month in additional units of the Funds at that Business Day's unit value.

The above Procedures and conditions are hereby confirmed by all parties.

FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC.

By: _______________________________

Name: _____________________________

Title: ____________________________

Date: _____________________________

ANALOG DEVICES, INC.

By: _______________________________

Name: _____________________________

Title: ____________________________

Date: _____________________________

                                  SCHEDULE "G"

                   OPERATING PROCEDURES FOR THE MERRILL LYNCH
           SEMICONDUCTOR HOLDRS(SW) FUND IN THE ANALOG DEVICES, INC.
                           DEFERRED COMPENSATION PLAN

THESE PROCEDURES, dated as of October 1, 2003, are among ANALOG DEVICES, INC. (the "Sponsor"), and FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC. ("FIIOC").

FIIOC shall provide the recordkeeping services set forth herein for the Merrill Lynch Semiconductor HOLDRS(sw) (the "Fund"):

SECTION 1. DEFINITIONS.

(a) "Business Day" shall mean any day the New York Stock Exchange ("NYSE") is open for business.

(b) "Price Information" shall mean the 4:00 P.M. ET NYSE price for the Merrill Lynch Semiconductor HOLDRS(sw) exchange traded mutual fund.

SECTION 2. FUND PRICING.

(a) Each Business Day by 7:00 P.M. ET, FIIOC shall download the Price Information which will be used for all unfunded valuations and transactions involving the Fund.

(b) The Sponsor agrees to indemnify and hold harmless FIIOC for any adjustments to Participant accounts as a result of the Sponsor's failure to notify FIIOC of any change to the manner in which the Price Information is determined.

                      THIS SECTION INTENTIONALLY LEFT BLANK

The above procedures and conditions are hereby confirmed by all parties.

FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC.

By: _____________________________________

Name: ___________________________________

Title: __________________________________

Date: ___________________________________

ANALOG DEVICES, INC.

By: _____________________________________

Name: ___________________________________

Title: __________________________________

Date: ___________________________________

                             SAMPLE DIRECTION LETTER

                             [EMPLOYER'S LETTERHEAD]

Ms. Rebecca Hays
FESCo Business Compliance
Contracts Administration
82 Devonshire Street, MM3H
Boston, Massachusetts  02109

        RE:  INVESTMENT INSTRUCTIONS FOR RABBI TRUST ASSETS

Dear Ms. Hays:

         The Participants under the ______________________________ Plan ("Plan")
have the right to direct the investment of their Plan account in hypothetical investment options, which are currently based on a number of registered investment companies advised by Fidelity Management & Research Company ("Fidelity Mutual Funds") (OPTIONAL LANGUAGE TO BE USED IF NON-FIDELITY MUTUAL FUNDS ARE INVESTMENT OPTIONS UNDER THE PLAN: AND CERTAIN INVESTMENT COMPANIES NOT ADVISED BY FIDELITY MANAGEMENT & RESEARCH COMPANY ("NON-FIDELITY MUTUAL FUNDS"). Fidelity Management Trust Company has agreed pursuant to a Trust Agreement with ____________________________ dated ____________, to receive such
Participant directions.

         The Sponsor hereby directs the Trustee to invest funds contributed to the rabbi trust in a manner which corresponds directly to elections made by Participants under the plan.

         This procedure will remain in effect until a revised instruction letter is provided by the Sponsor and accepted by the Trustee.

                                                          Sincerely,

                                                          ______________________

____________________ (W/ENC.)